Exhibit 99.1

Zedge Announces 39.2% Increase in Revenue, EPS of $0.04, and a 277% Increase in Paid Subscribers for Fiscal Fourth Quarter 2020

Company Delivers Record Cash Flow from Operations during Fiscal 2020;

New York, NY – Oct 22, 2020: Zedge, Inc. (NYSE AMERICAN: ZDGE), a worldwide mobile publishing and content platform provider, today announced results for the fiscal fourth quarter and full fiscal-year 2020 ended July 31, 2020.

“Zedge had a strong fourth quarter and finished the year on a high note with encouraging momentum heading into our new fiscal year,” said Jonathan Reich, chief executive officer. “The investments we’ve made in product development, combined with improved ad optimization, strong paid subscription growth and the cost reductions we implemented this past year helped us generate positive earnings per share in the fourth quarter. Additionally, at the outset of fiscal 2020, we announced that one of our key goals was being cash flow positive in the fiscal fourth quarter, and we surpassed this by generating positive cash flow every quarter during the year.”

“Our fourth quarter paid subscriber count continued to grow at an impressive pace and contributed to a 50% year-over-year increase in average revenue per monthly active user, or ARPMAU. We were also encouraged to see the gross transaction value, or GTV, for our Zedge Premium marketplace return to double-digit growth after a temporary pandemic-related slowdown last quarter.”

4th Fiscal Quarter Highlights

●	Revenue increased 39.2% to $2.7 million versus $2.0 million last year;

●	Paid subscription revenue increased 378% to $0.6 million versus $0.1 million last year;

●	Paid subscribers increased 277% versus last year and 26.3% from the third quarter;

●	More than 40% of annual subscribers renewed their subscriptions;

●	Operating income was $0.4 million versus an operating loss of ($0.9) million last year;

●	Net income was $0.5 million versus a net loss of ($1.2) million last year;

●	Diluted Earnings per share was $0.04 versus a loss per share of ($0.12);

●	Monthly active users (MAU) decreased by 5.6% versus last year, but increased by 10.8% from the third quarter;

●	Zedge Premium Gross Transaction Value (GTV) increased 13.1% versus last year.

Select Financial Metrics: Fiscal 4th Quarter and Fulll Year 2020 Comparisons
(in $M except for EPS)	Q420	Q419	Change	FY20	FY19	Change
Total Revenue	$2.7	$2.0	39.2%	$9.5	$8.8	7.4%
Advertising Revenue	$2.0	$1.7	16.9%	$7.4	$7.9	-6.7%
Subscription Revenue	$0.6	$0.1	377.7%	$1.6	$0.2	931.6%
Other Revenue	$0.1	$0.1	-6.4%	$0.5	$0.7	-36.1%
Operating Income (loss)	$0.4	($0.9)	-	($0.4)	($2.9)	86.0%
Net Income (loss)	$0.5	($1.2)	-	($0.6)	($3.3)	83.3%
Diluted Earnings (loss) Per Share	$0.04	($0.12)	$0.16	($0.05)	($0.33)	$0.28
Cash Flow from Operations	$0.5	($0.4)	-	$2.1	$0.1	-
Zedge Premium - Gross Transaction Value (GTV)	$0.19	$0.17	13.1%	$0.73	$0.49	50.0%

NM = not measurable/meaningful

Select Business Metrics: Fiscal 4th Quarter 2020 versus Fiscal 2019
(in MM except for ARPMAU and where noted)	Q420	Q419	Change
Total Installs - Cumulative	449.8	395.9	13.6%
MAU	31.9	33.8	-5.6%
Well-developed Markets	9.6	11.8	-18.6%
Emerging Markets	22.3	22.0	1.4%
ARPMAU	$0.028	$0.019	50.2%
Paid Subscriptions (in 000s)	504	134	277.0%

Full-year 2020 Highlights

●	Revenue increased 7.4% to $9.5 million versus $8.8 million last year;

●	Revenue from paid subscriptions, which we launched in January 2019, increased 932% to $1.6 million versus $0.2 million last year;

●	Operating loss was ($0.4) million versus ($2.9) million last year;

●	Net loss was ($0.6) million versus ($3.3) million last year;

●	Loss per share was ($0.05) versus ($0.33) last year;

●	Cash flow from operations was positive in all four quarters and for the full year;

●	At fiscal year-end, cash and cash equivalents were $5.1 million and long-term debt was $0.2 million;

●	Zedge Premium Gross Transaction Value (GTV) increased 50% versus last year.

Trended Financial Information: Fiscal 2019 and Fiscal 2020
(in $M except for EPS, ARPMAU, Paid Subscriptions)	Q119	Q219	Q319	Q419	FY19	Q120	Q220	Q320	Q420	FY20
Total Revenue	$2.4	$2.6	$1.9	$2.0	$8.8	$2.0	$2.6	$2.1	$2.7	$9.5
Advertising Revenue	$2.2	$2.4	$1.7	$1.7	$7.9	$1.7	$2.3	$1.5	$2.0	$7.4
Subscription Revenue	$0.0	$0.0	$0.0	$0.1	$0.2	$0.2	$0.3	$0.5	$0.6	$1.6
Other Revenue	$0.2	$0.2	$0.2	$0.1	$0.7	$0.2	$0.1	$0.1	$0.1	$0.5
Operating Income (loss)	($0.6)	($0.2)	($1.1)	($0.9)	($2.9)	($0.7)	$0.1	($0.1)	$0.4	($0.4)
Net Income (loss)	($0.7)	($0.2)	($1.2)	($1.2)	($3.3)	($0.8)	$0.1	($0.3)	$0.5	($0.6)
Diluted Earnings (loss) Per Share	($0.07)	($0.02)	($0.12)	($0.12)	($0.33)	($0.08)	$0.01	($0.03)	$0.04	($0.05)
Cash Flow from Operations	$0.9	($0.4)	($0.1)	($0.4)	$0.1	$0.4	$0.6	$0.7	$0.5	$2.1
Zedge Premium - GTV	$0.04	$0.12	$0.16	$0.17	$0.49	$0.19	$0.20	$0.15	$0.19	$0.73
MAU	34.6	36.7	34.0	33.8	NM	29.7	34.3	28.8	31.9	NM
Well-developed Markets	14.0	14.2	12.6	11.8	NM	10.0	11.3	9.0	9.6	NM
Emerging Markets	20.6	22.5	21.4	22.0	NM	19.7	23.0	19.8	22.3	NM
ARPMAU	$0.021	$0.022	$0.017	$0.019	NM	$0.021	$0.026	$0.022	$0.028	NM
Paid Subscriptions (in 000s)	0	1	64	134	NM	200	298	399	504	NM

NM = not measurable/meaningful

Year-over-year Change: Fiscal 2020 versus Fiscal 2019
	Q120	Q220	Q320	Q420	FY20
Total Revenue	-14.6%	2.8%	8.7%	39.2%	7.4%
Advertising Revenue	-24.2%	-4.8%	-10.2%	16.9%	-6.7%
Subscription Revenue	NM	NM	1650%	377.7%	931.6%
Other Revenue	-13.1%	-68.7%	-43.1%	-6.4%	-36.1%
Zedge Premium - GTV	368.3%	66.9%	-5.7%	13.1%	50.0%
MAU	-14.2%	-6.5%	-15.3%	-5.7%	NM
Well-developed Markets	-28.6%	-20.4%	-28.6%	-18.6%	NM
Emerging Markets	-4.4%	2.2%	-7.5%	1.4%	NM
ARPMAU	0.0%	18.2%	29.4%	50.2%	NM
Paid Subscriptions (in 000s)	-	-	523.4%	277.0%	NM

NM = not measurable/meaningful

Fiscal 2021 Commentary

“Our momentum has continued into the first quarter, and we are excited by the opportunity of further diversifying our existing revenue streams in the future,” continued Reich, “We expect to introduce new features, products and monetization models to drive continued growth beyond the strength we are seeing in our flagship Zedge app, as well as our Zedge Premium marketplace. As we look to the full-year, we are targeting revenue growth of greater than 20%, continued positive cash flow and profitability on a quarterly and full-year basis.”

Earnings Announcement and Supplemental Information

Zedge’s earnings release will be filed on Form 8-K and posted on the Zedge investor relations website (https://investor.zedge.net) at approximately 4:10PM Eastern on October 22, 2020.

Zedge’s management will host an earnings conference call beginning at 4:30PM Eastern. Management’s presentation of the results, outlook and strategy will be followed by Q&A with investors.

To participate in the call, please dial Toll Free: 844-602-0380 or International: 862-298-0970 at least five minutes before the 4:30PM Eastern start and ask for the Zedge earnings conference call.

The call will also be webcast through the following link and will be live through Tuesday, December 22, 2020: https://www.webcaster4.com/Webcast/Page/2205/37697

Following the call and continuing through Thursday, November 05, 2020 a call replay will be available by dialing Toll Free: 877-481-4010 or International: 919-882-2331 and entering the replay access code: 37697

About Zedge

Zedge offers a state-of-the-art digital publishing platform that powers our consumer-facing app availing users with a host of digital content – wallpapers, video wallpapers, ringtones, and stickers. We are evolving by developing new apps run on top of our publishing platform and generally focus on the entertainment vertical. Our creators are amateur and professional artists as well as new and major brands who can easily launch a virtual storefront in Zedge where they can market and sell their content to our user base. Our app has been downloaded 450 million times, has approximately 32 million monthly active users and has consistently been ranked as one of the most popular free apps in Google Play in the US. For more information, visit https://www.zedge.net.

Forward Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Hayden IR

Brian Siegel

zdge@haydenir.com

ZEDGE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

July 31,	2020	2019
Assets
Current assets:
Cash and cash equivalents	$5,111	$1,609
Trade accounts receivable, net of allowance for doubtful accounts of $0 at July 31, 2020 and 2019	1,407	1,133
Prepaid expenses	123	380
Other current assets	113	103
Total current assets	6,754	3,225
Property and equipment, net	2,584	3,396
Goodwill	2,196	2,266
Other assets	471	120
Total assets	$12,005	$9,007
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$290	$217
Insurance premium loan payable	-	141
Accrued expenses and other current liabilities	1,210	1,172
Deferred revenues	1,338	517
Total current liabilities	2,838	2,047
Loans Payable	218	-
Other liabilities	64	-
Total liabilities	3,120	2,047
Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at July 31, 2020 and 2019	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 11,789 shares issued and 11,749 shares outstanding at July 31, 2020, and 9,876 shares issued and 9,854 ouststanding at July 31, 2019	118	99
Additional paid-in capital	25,725	23,131
Accumulated other comprehensive loss	(1,085)	(985)
Accumulated deficit	(15,802)	(15,243)
Treasury stock, 40 shares at July 31, 2020 and 22 shares at July 31, 2019, at cost	(76)	(47)
Total stockholders’ equity	8,885	6,960
Total liabilities and stockholders’ equity	$12,005	$9,007

ZEDGE, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)

Year ended July 31,	2020	2019
Revenues	$9,470	$8,816
Costs and expenses:
Direct cost of revenues (exclusive of amortization of capitalized software and technology development costs included below)	1,195	1,379
Selling, general and administrative	7,110	8,897
Depreciation and amortization	1,568	1,427
Loss from operations	(403)	(2,887)
Interest and other income (expense), net	11	(199)
Net loss resulting from foreign exchange transactions	(152)	(242)
Loss before income taxes	(544)	(3,328)
Provision for income taxes	15	16
Net loss	(559)	(3,344)
Other comprehensive loss:
Changes in foreign currency translation adjustment	(100)	(283)
Total other comprehensive loss	(100)	(283)
Total comprehensive loss	$(659)	$(3,627)
Loss per share attributable to Zedge, Inc. common stockholders:
Basic and diluted	$(0.05)	$(0.33)
Weighted-average number of shares used in calculation of loss per share:
Basic and diluted	11,086	10,083

ZEDGE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

Year ended July 31,	2020	2019
Operating activities
Net loss	$(559)	$(3,344)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,568	1,427
Impairment of investment in privately-held company	-	250
Loss on disposal of furniture and fixtures	-	3
Stock-based compensation	492	619
Change in assets and liabilities:
Trade accounts receivable	(274)	644
Prepaid expenses and other current assets	247	277
Other assets	(55)	5
Trade accounts payable and accrued expenses	(118)	(311)
Deferred revenue	821	506
Net cash provided by operating activities	2,122	76
Investing activities
Capitalized software and technology development costs and purchase of equipment	(759)	(1,490)
Investment in privately-held company	-	(250)
Net cash used in investing activities	(759)	(1,740)
Financing activities
Proceeds from sales of Class B Common Stock	2,250	-
Payment of issuance costs	(141)	-
Proceeds from PPP loan payable	218	-
Repayment of insurance premium loan payable	(141)	-
Proceeds from exercise of stock options	12	5
Purchase of treasury stock in connection with restricted stock vesting	(29)	(47)
Net cash provided by (used in) financing activities	2,169	(42)
Effect of exchange rate changes on cash and cash equivalents	(30)	(93)
Net increase (decrease) in cash and cash equivalents	3,502	(1,799)
Cash and cash equivalents at beginning of year	1,609	3,408
Cash and cash equivalents at end of year	$5,111	$1,609

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for income taxes	$1	$1
Cash payments made for interest expenses	$3	$-
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Note payable issued for insurance premium financing	$-	$141